SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010 (January 21, 2010)

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 21, 2010, the Executive Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”) authorized the award of shares of restricted stock under the Company’s 2006 Stock Plan, to the Company’s named executive officers and the Vice Chairman of the Board of Directors, as set forth in the table below.

Name	Title	Restricted Stock Awarded
Martha Foulon-Tonat	EVP & Chief Lending Officer	8,073
James H. Langmead	EVP and CFO	5,576
Thomas D. Murphy	President – Retail Banking	6,823
Ronald D. Paul	President and CEO	16,908
Susan G. Riel	SEVP & COO - EagleBank	9,972
Robert P. Pincus	Vice Chairman	10,000

The shares of restricted stock vest, and are nontransferable, until all of the financial assistance received by the Company under the TARP Capital Purchase Program has been repaid, subject to a minimum restriction of two years from the date of grant. The awards to named executive officers reflect the payment, in “long-term restricted stock” as defined in the regulations promulgated by the Treasury Department under Section 111 of the Emergency Economic Stabilization Act of 2008, as amended, of amounts that would have been payable under the Company’s incentive bonus plan and equity awards for service rendered in 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: January27, 2010